                                                                    EXHIBIT 10.6

                                LETTER OF INTENT


     This Letter of Intent is executed by and between Sisters of Charity Health Care Systems, Inc. ("SCHCS"), an Ohio not-for-profit corporation, and DevelopMed Operating Company, an Ohio general partnership, dba Karrington Communities, this 29th day of April, 1996 to signify their intentions with regard to a certain "Term Sheet: Assisted Living Facility Development Joint Venture" (the "Term Sheet"), revision of June 14, 1995, as amended from time to time by agreement of the parties, a copy of which is attached hereto and expressly made a part hereof. This Letter of Intent shall inure to the benefit of and shall obligate each party's successors and assigns, to the extent that assignment may be permitted by the organizational documents of the various entities, in the same manner and to the same extent as each party hereto is subject to benefits and obligations hereunder.

     The parties agree that the Term Sheet contains terms and conditions that were negotiated between the parties in good faith and which were intended to govern the course and development of the relationship between the parties with respect to the development, construction and management of certain facilities. The parties further agree that it is their intention to enter into negotiations in good faith and exercise their best efforts to undertake the activities and perform the tasks contemplated by the Term Sheet.

     The parties agree and acknowledge that certain operating agreements, management agreements and other organizational documents will need to be drafted and adopted in order to effectuate the Term Sheet with respect to the development, construction and management of the facilities contemplated by the Term Sheet. The parties further agree that each of these agreements or organizational documents shall be drafted, developed, adopted and construed in conformity with the Term Sheet.

     Each party hereto further represents and warrants that the person executing this Letter of Intent on its behalf is authorized to do so by its Board of Trustees or its general partners and that each party intends to be bound by the terms and conditions of this Letter of Intent.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good valuable consideration, the parties have executed this Letter of Intent as of the first date written above.

DEVELOPMED OPERATING COMPANY            SISTERS OF CHARITY HEALTH CARE
                                        SYSTEMS INC.


By: /s/ Alan B. Satterwhite          By: /s/Celestia Kochel, SC
   -----------------------------------     -------------------------------------


Its: Treasurer/Chief Financial Officer  Its:  President
    ----------------------------------      ------------------------------------

                                                                 REVISED 4/29/96


                TERM SHEET:  ASSISTED LIVING FACILITY DEVELOPMENT
                                  JOINT VENTURE

- --------------------------------------------------------------------------------

PARTICIPANT:                  Sisters of Charity Health Care System ("SCHCS"),
                              Catholic Health Corporation ("CHC"), (together
                              "Founding Systems"), Subsidiary Health Care
                              Corporations of SCHCS and/or CHC ("Qualified
                              Subsidiaries"), and DevelopMed Operating Company
                              ("DMOC").

                              Other Catholic Health Care Systems and/or
                              Affiliates may be considered as Joint Venture Participants.

PURPOSE OF JOINT VENTURE:     The Participants expect to develop, finance, and
                              operate 6 assisted living facilities ("Projects") in markets targeted by the Founding Systems over the next 3 years, which shall constitute the Term of this agreement. Specific Projects shall be subject to the review and concurrence of DMOC for inclusion in the Joint Venture. Additional projects developed during the Term of this agreement shall be governed by the terms of this agreement.

COMMITMENT PROCESS:           All preliminary Project review and analysis -
                              including feasibility studies, site analysis, market review, etc. - shall be jointly conducted by the Participants. All direct costs initially shall be shared 80% by the Founding Systems and Qualified Subsidiaries and 20% by DMOC. Once all preliminary development, market and financial feasibility analyses are completed, a final development decision will be made (a "Go/No Go
                              Decision"). At that point, the Participants will continue to contribute any required equity on a pro rata basis according to the Ownership provisions specified below. At the earlier of a) loan commitment, or b) construction start, all remaining equity contributions shall be funded.
                              Final financing terms shall be consistent with the initial feasibility analysis (i.e., equity contribution levels, interest rates, amortization, etc.) but exact terms and financing structure/sources will be negotiated by the Founding Systems and subject to majority shareholder approval.

CORPORATE STRUCTURE:          Each Project shall be separately incorporated in a
                              unified structure ("Newco").  However, the
                              Founding Systems may create a separate real estate company ("Newco RE") with a lease payment structure as indicated under "Lease Payments" below. If a separate real estate company is created, the ownership shall be apportioned on a pro rata basis among all shareholders.

                              The preferred form of corporate organization shall be a Limited Liability Corporation ("LLC") unless prohibited or discouraged by State law.

INITIAL CAPITALIZATION:       Each Project shall have eligible Project Costs as
                              defined below:
                              (a)  acquisition of land and improvements;
                              (b)  construction of improvements;
                              (c)  acquisition of furniture, fixtures, and
                                   equipment;
                              (d)  site preparation, architectural and
                                   engineering fees, approvals, title, legal financing and other development costs;
                              (e)  interest on any loans funded for up to 6
                                   months beyond expected fill-up;
                              (f)  Working capital equal to certain start-up and
                                   staffing costs (as well as a $25,000 charity care reserve) until Project reaches anticipated break-even;
                              (g)  a Development Fee of $250,000 per Project of
                                   more than 53 units) payable as follows:
                                        1)  1/4 as indicated on Appendix V;
                                        2)  1/4 at loan closing;
                                        3)  1/4 at completion of construction;
                                            and
                                        4)  1/4 at positive Cash Flow (defined
                                            as EBITDA minus Debt Service
                                            Payments for one quarter)
                              (h)  DMOC may receive an Incentive Development
                                   Fee based on performance up to $40,000 as follows:

                                            1)  $15,000 for obtaining a
                                                permanent CO ahead of schedule
                                                and for completing Project below
                                                budget;
                                            2)  $10,000 for achieving positive
                                                EBITDA by the end of month 7
                                                following opening; and
                                            3)  $15,000 for achieving positive
                                                EBDA by month 9 following
                                                opening and maintaining positive
                                                EBDA through months 9-12
                                                following opening.

                              The Participants agree to contribute in aggregate no less than 10% and not more than 30% of Project Costs to fund any specific Project as Equity. The exact percentage shall be determined at the Go/No Go Decision Point.

                              Founding Systems shall be responsible for obtaining construction and/or permanent loans. All loans shall be non-recourse to DMOC and include commercially reasonable terms and conditions. Where appropriate, the Participants agree to pursue tax-exempt financing for eligible Projects on a "best efforts" basis and to make such alterations to the development and marketing plans of any Project to so qualify, provided such alterations are feasible and economic.

OWNERSHIP:                    The Founding Systems shall own AT LEAST 51% of all
                              shares of Newco. Qualified Subsidiaries shall have the right to purchase up to 29.1% of any Project. DMOC shall own the lesser of (a) 19.9% or (b) shares equaling the Development Fee.

DEVELOPMENT AGENT:            DMOC shall be sole development agent of the joint
                              venture. DMOC shall be paid a Development Fee and Incentive Development Fee as outlined above.

MANAGER AND MANAGEMENT
    AGREEMENT:                DMOC shall be the initial Managing Agent employed
                              by Newco. The Management Agreement shall run for a minimum of 10 years; provided, however, that in the event that DMOC sells its ownership interests in a Project to The Founding Systems and/or The
                              Qualified Subsidiaries for any of the reasons enumerated elsewhere in this agreement, then the obligations of The Founding Systems under the Management Agreement shall be terminated immediately, and The Founding Systems shall have the right to select another manager for that Project. The Management Agreement shall also specify the Manager's duties, responsibilities, and performance standards. Standards will include: minimum occupancy levels, maximum bad debt expense, etc. Compensation for the Manager under the Joint Venture shall be as follows:

                              (a) a fixed annual fee (the "Base Management Fee") of five percent (5%) payable in monthly installments as a percentage of Operating Revenue.

                              (b) an incentive fee (the "Incentive Management Fee") for each project of an additional 1.00% of Operating Revenue payable annually provided (i) average annual occupancy exceeds 95%, (ii) EBITDA exceeds 30% of Total Revenues for the year; and (iii) no events of default under the Management Agreement; provided, however, that if, at the beginning of the Project, the Founding Systems adopt a budget and rate structure that, in the reasonable opinion of the Parties, make the 30% of Total Revenue threshold included in
                                   (ii) above unachievable, then the Parties shall in good faith negotiate a new incentive threshold.

                              All management fees shall be fully subordinated to debt service and/or lease payments.

                              The Project administrator shall be a DMOC employee, paid for by the Facility and subject to Majority Shareholder approval.

                              If DMOC is terminated for cause under the Management Agreement, the Founding Systems and/or the Qualified Subsidiaries shall purchase DMOC's shares for a specific Project at FMV. ("FMV" shall be defined under this JV in accordance with the Oakwood Agreement, except that during the first two years of any Project JV, the purchase price shall be the lower of contributed equity or FMV.) If DMOC is not renewed as Manager, the Founding Systems and/or the Qualified Subsidiaries shall also purchase DMOC shares in a specific Project at 100% of FMV.

                              The Management Agreement shall be automatically renewed for 5-year terms, unless the Founding Systems elect to terminate DMOC's management contract and acquire DMOC's shares at FMV.

                              A key provision in the management agreement shall be as follows:

                              "Consistent with its own mission and philosophy, DMOC in its role as caregiver, employer and corporate citizen will support the mission and Relationship Principles (See Appendix I) of the Founding Systems. In keeping with assurances of appropriate care of residents, in their living and in their dying, DMOC will not advocate, allow or condone euthanasia or assisted-suicide, even were these practices to be legalized."

LEASE PAYMENTS:               If the majority shareholders elect to restructure,
                              Newco shall make Lease Payments to "Newco RE" at the earlier of (a) actual Fill-Up (i.e., 92% occupancy) or (b) depletion of capitalized interest under initial mortgage loan.

                              Annual Lease Payments (unless Recapitalization or sale/leaseback occurs) shall be an annual return equivalent to the 10-year U.S. Treasury Note plus 3.5% computed annually on original Project Costs.

                              All Lease Payments shall be a general obligation of Newco.

RECAPITALIZATION TO
  SALE/LEASEBACK:             Upon a majority Shareholder vote, Newco may sell
                              or assign the real estate, Newco RE and/or its rights to its lease payments to a qualified investor provided that:

                              (a) the proceeds of any such sale or assignment shall fully extinguish any mortgage loans of Newco and Newco RE;
                              (b) any proceeds of any such sale or assignment in excess of any loans outstanding are distributed proportionately to the shareholders of Newco and/or Newco RE;
                              (c) Newco shall have received the certificate of a nationally recognized investment banking firm that such sale or assignment transaction is a fair and commercially reasonable transaction and adequately reflects the value of Newco's lease payments and the underlying real estate and other asset values of Newco and/or Newco RE:
                              (d) Newco shall have pro forma lease payment coverage of at least 1.35x for the FY immediately succeeding any recapitalization;
                              (e) the minimum lease terms (with guaranteed renewal options) shall not be less than 25 years; and
                              (f)  any lease agreement shall not restrict
                                   Newco's ability to retain DMOC as Manager.

NON-COMPETE:                  DMOC and its affiliates covenant:
                              (a)  so long as DMOC is a shareholder and/or
                                   Manager in any Newco, DMOC or its affiliates shall not be an owner, manager, or have any other business or pecuniary interest in any assisted living or long-term care facility in the Market Area (to be defined as the Primary Service Area ("PSA") in any market feasibility analysis) of any Project Facility; and
                              (b)  for the next 3 years, DMOC or its affiliates
                                   shall not develop, own, or operate an
                                   Assisted Living Facility in any Market Area outlined in Appendix II (see attached) unless such assisted living facility is developed, owned and operated according to the terms of the Joint Venture outlined herein. (Projects carved out of the non-compete areas also are specified in Appendix II. The list may be amended by mutual consent of the Parties.)

                         Founding Systems covenant:

                         (a) for the next 3 years, not to enter into any assisted living facility development activities in Market Areas (i.e., PSA) where the Joint Venture owns and operates an ALF without first offering DMOC the opportunity to pursue the new ALF under the then existing Joint Venture structure and terms.

FRANCHISE FEE:           Newco shall be able to advertise the Project as an
                         affiliated organization of the Founding Systems and/or the relevant Qualified Subsidiary. After break-even, the Founding Systems shall receive an annual Franchise
                         Fee of 0.5% of Operating Revenues. Such fee shall be subordinated to debt service and/or lease payments as well as to the Base Management Fee and shall be excluded in calculating any performance targets or incentive payments. Payment of the Franchise Fee shall rank pari passu with the Incentive Management Fee.

GUARANTEE FEE:           If the Founding Systems agree to unconditionally
                         guarantee debt service or lease payments that results in lower financing costs, Newco shall pay the Founding
                         Systems a 1% annual guarantee fee (subject to the last paragraph in this section and computed on the par amount of outstanding debt guaranteed) for as long as such guarantee is in effect. Any Guarantee Fee shall be subordinated to debt service and/or lease payments as well as to the Base Management Fee and shall be excluded in calculating any performance targets or incentive payments. Subject to the next paragraph, payment of the Guarantee Fee shall rank pari passu with the Incentive Management Fee.

                         The Parties agree that the Guarantee Fee shall be equal to the demonstrated percentage interest reduction computed on the par amount of outstanding debt guaranteed, up to a maximum of 1.0% of the debt guaranteed. By way of illustration, if it can be demonstrated that a Guarantee by the Founding Systems results in an interest rate reduction of 0.5% (50 basis points) on the borrowing costs of the Project, the Guarantee Fee would equal 0.5% of the par amount of outstanding debt guaranteed. If the Guarantee by the Founding Systems results in an interest rate reduction of 1.25% (125 basis points) on the borrowing costs of the Project, the Guarantee Fee would be capped at 1.0% of the par amount of outstanding debt guaranteed.

ANCILLARY SERVICES:      Subject to applicable law, Newco shall use its "best
                         efforts" to contract services such as home health care, rehabilitative or restorative services, and other health services through the Participating Subsidiaries or Founding Systems.

                         Subject to applicable law, the Founding Systems and Qualified Subsidiaries shall use their "best efforts" to promote the Project(s) located within their respective market areas.

TERMINATION/BUY-OUT:     At the ten year anniversary (and at the five year
                         anniversary of each succeeding renewal period) of the completion of any Project: (i) the Founding Systems and/or the Qualified Subsidiaries shall have the option to purchase at FMV the outstanding shares of DMOC i any Newco; and (ii) DMOC shall have the option to require the Founding Systems to purchase at FMV the outstanding shares of DMOC in any Newco, in which case the Founding
                         Systems may offer to the Qualified Subsidiaries the right to participate in such purchase.

CHARITY CARE:            Charity Care shall equal 1% of Operating Revenues
                         unless waived by all shareholders.  The Founding
                         Systems reserve the right to support or purchase additional Charity Care at any facility at their sole option. The Founding Systems shall contribute an amount equal to the Franchise Fee and one-half of any Guarantee Fee to a Fund or Foundation centrally administered by the Founding Systems which can only be used to pay for charity care or other like purposes at any JV Project facility. The participants agree to develop guidelines for the actual expenditure or allocation of charity care funds at JV project facilities.

DISPUTE RESOLUTION:      The Participants agree to submit certain material
                         disputes ("Material Disputes"), as enumerated in Appendix III attached, arising out of the development, operations, and/or financing of any Project to Dispute
                         Resolution as outlined below.

                         The procedures for Dispute Resolution are as follows:

                         1. Any shareholder may call a meeting of all shareholders to adjudicate a Material Dispute upon 30 days' notice. (The shareholder calling the meeting is hereafter referred to as the "Disputing Shareholder".);
                         2. If the Material Dispute cannot be adjudicated pursuant to the shareholders' meeting, the Disputing Shareholder may call for non-binding arbitration within 30 days following the shareholders' meeting;

                         3. If at the end of 30 days following the rendering of the arbitrator's decision, the shareholders still cannot agree on a resolution of the Material Dispute, the Disputing Shareholder shall offer its shares in the Project for purchase to the Founding Systems who shall purchase the shares at FMV.

                         4. Any shareholder requesting 2 Dispute Resolutions in a 12-month period or 5 Dispute Resolutions on a cumulative basis during the life of the Project, shall be required to tender its shares in the Project for purchase to any of the Founding Systems who shall purchase the shares at FMV.

                         Any direct costs of arbitration will be paid by the Project. Any and all fees for outside advisors or legal counsel retained by or on behalf of the Disputing Shareholder shall be paid by the Disputing Shareholder who shall hold the Project harmless from such expenses.

NAME OR IDENTIFICATION:  Upon sale to any of the Participants or to a third party, any reference to the Facility associated with any one of the Participants' proprietary names or trademarks shall be removed and stricken.

                                                                      APPENDIX I


                          SCHCS Relationship Principles

POLICY

All Sisters of Charity sponsored Institutions contemplating affiliations and/or joint venture agreements with parties who are not Catholic will articulate those theological and biblical principles which have shaped the mission and philosophy of the Sisters of Charity. Essential in negotiating an agreement is the mutual understanding by all parties of the common value integral to the mission. Further, the agreement should include a clear understanding that the Relationship Principles will be integrated into an ongoing evaluation process.

PRINCIPLE I:

The Sisters of Charity sponsored Institutions and their affiliates or joint venture partners share Respect for Human Rights and a high regard for the dignity and sacredness of life at all stages.

PRINCIPLE II:

The Sisters of Charity sponsored Institutions and their affiliates or joint venture partners advocate the exercise of Value-Oriented Management that is evidenced in the quality of both the work life and the work place.

PRINCIPLE III:

The Sisters of Charity sponsored Institutions and their affiliates or joint venture partners express a commitment to Excellence and Quality Service that not only reflects but adds to the current state of the Service.

PRINCIPLE IV:

The Sisters of Charity sponsored Institutions and their affiliates or joint venture partners provide for assurance of Appropriate Use and Development of Resources through proper exercise of financial, legal, and moral responsibilities.

                                                                     APPENDIX II

                              AREAS OF NON-COMPETE


SISTERS OF CHARITY HEALTH CARE SYSTEM (SCHCS)

COLORADO

- -    Entire State

NEBRASKA

- -    Grand Island

- -    Kearney

- -    Lincoln

OHIO

- -    Cincinnati*

- -    Dayton*

     *Governed by Oakwood Agreement

NEW MEXICO

- -    Albuquerque, including Bernililo, Sandoval and Valencia


CATHOLIC HEALTH CORPORATION (CHC)

CALIFORNIA

- -    San Francisco Bay area

- -    Sacramento commercial area

                                                                     APPENDIX II
                                                                          PAGE 2


WESTERN OREGON

- -    I-5 Portland to Medford (20 miles on each side)

IDAHO

- -    Boise commercial area

ILLINOIS

- -    Wheeling, Arlington Heights and Schaumburg areas of NW Cook county

- -    DMOC's Right of First Refusal:

          During the term of the attached Agreement, the Founding Systems shall not enter into any assisted living facility development activities in Wheeling, Arlington Heights or Schaumburg areas of Northwest Cook County, Illinois, without first offering DMOC the opportunity to pursue the new ALF under the then existing Joint Venture Structure and terms.

COLORADO

- -    Grand Junction and Durango

IOWA

- -    Des Moines, commercial area

NEBRASKA

- -    Omaha, commercial area

MISSOURI

- -    Joplin

WISCONSIN

- -    South Milwaukee

- -    Merrill

                                                                     APPENDIX II
                                                                          PAGE 3


FRANCISCAN HEALTH SYSTEM (FHS)

In the event that FHS becomes a part of or affiliates with the Founding Systems, the market area within a 6-mile radius of the following facilities would also be included as non-compete market areas.

PENNSYLVANIA

- -    St. Joseph Hospital, 250 College Ave., Lancaster, PA 17604

- -    St. Mary's Hospital, Langhorne-Newton Road, Langhorne, PA 19047

- -    St. Joseph Hospital, 215 N. 12 St., P.O. Box 316, Reading, PA 19603

DELAWARE

- -    St. Francis Hospital, Inc., 7th and Clayton Sts., P.O. Box 2500,
     Wilmington, DE 19805-0500

NEW JERSEY

- -    St. Francis Medical Center, 601 Hamilton Ave., Trenton, NJ 08629-1986

MARYLAND

- -    St. Joseph Hospital, 7620 York Rd., Towson, MD 21204


KARRINGTON PROJECTS EXCLUDED FROM NON-COMPETE AREAS

NONE


Additional sites upon mutual consent of the Parties.

                                                                    APPENDIX III


                           MATERIAL DISPUTE RESOLUTION

A material dispute is a conflict between the members that has a substantial negative effect on a member's mission, values, or organizational philosophy or the financial performance of the Project. The Founding Systems' mission and philosophy are enumerated in Appendix I attached and made a part hereof. Karrington's mission and philosophy are enumerated in Appendix IV attached and made a part hereof.

"Material Disputes" may include the following:

     -    Sale, refinancing or recapitalization of a Project.

     - Retention of operating days cash on hand above 45 days operating expenses

     - The funding or reserving of capital expenditures (other than extraordinary repairs or mandated improvements or repairs) in excess of $400/unit/year on an annual or rolling forward cumulative basis

     -    Substantial change in services provided or in rate structure

     - Related party operating transactions between the Project and other Founding Systems or Qualified Subsidiaries which are not executed on an "arms's length" basis

     -    Changes in corporate form or tax status of Newco

The Dispute Resolution Process is not intended to be triggered by unanticipated adverse changes of market forces or conditions, or by actions taken by Members/Shareholders in response to such occurrences.

                                                                     APPENDIX IV


                             KARRINGTON COMMUNITIES

                                MISSION STATEMENT


     "Dedicated to Excellence in Preserving Personal Dignity, Individually, Independence and Quality of Life."


                                   PHILOSOPHY


OUR GOLDEN RULE:

     -    Treat everyone as we want to be treated.

EARNINGS:

     - Provide favorable returns to investors with consistent growth on invested capital.

COMMUNICATION:

     - Provide timely and informative communications to our residents, employees, investors and community at all times.

ASSOCIATES:

     -    Give positive recognition to all deserving associates.

     - All associates have the opportunity to improve through continuing education and training in a secure and rewarding environment.

     - Insure fair compensation related directly to performance using incentives, profit sharing, and recognition.

     - Strive to promote qualified individuals from within when positions become available.

     - No job is too small for a Karrington associate if it benefits our residents.

RESIDENTS:

     -    A resident's needs are always our number one focus and priority.

     -    Preservation of personal dignity and quality of life is paramount.

     -    Fulfilling our commitments to each resident is imperative.

                                                                     APPENDIX IV
                                                                        (cont'd)


ORGANIZATION:

     - Each residence is a profit center, integral to the success of the Company.

     - Each residence promotes, encourages, and assists other Karrington Residences.

     - Administrators have the responsibility and authority to accomplish the Company's goals, objectives, and philosophies.

     -    Unnecessary "home office" procedures will not be established.

     - Each residence implements its own operating procedures that are flexible but consistent with Karrington philosophies and goals.

     - We maintain a small home office staff with its primary focus on the support of each residence.

CITIZENSHIP:

     - Karrington associates are good citizens and conduct business in a professional and ethical manner.

     - Karrington associates participate in community affairs and support worthy causes.

     - Each Karrington associate recognizes they represent the Company 24 hours a day.

                                                                      APPENDIX V


                              CHI PAYMENT SCHEDULE


                                                                                  PAYMENT
PHASE                                                         (FEES TO BE PAID AT COMMENCEMENT OF PHASE)
- ------------------------------------------------------------------------------------------------------------

INTRODUCTORY PHASE
Meeting between DMO and local affiliate to discuss                                Expenses only
   parameters of the project

PHASE I - SITE SELECTION                                                          $20,000 plus expenses
Preliminary Market Study (demographics, competitors, etc.)
Determine zoning process
Determine traffic patterns
Identify site
Preliminary Site Analysis
Site Layout
Analyze demographics of market area
Determine traffic count
Analyze comparable real estate sales
Executive approval of site
Send out purchase agreement
Negotiate purchase agreement

PHASE II - SITE DEVELOPMENT                                                       $20,000 plus expenses
Prepare Business Plan
Verify utilities
Order surveys
Order soil studies & environmental tests
Develop preliminary site plan
Meet with City
Order title insurance commitment
Lead architect through schematic design
Review title commitment
Prepare final site plan
Prepare architect agreement
Perform building code & licensure review
Lead architect through design development
Coordinate engineers
Prepare interior design agreement
Get pre-construction estimate
Review design development plans
Get executive approval of plans

PHASE III - ZONING & PRE-CONSTRUCTION                                             $22,500 plus expenses
Review all zoning codes
Attend all zoning meetings
Make all zoning submittals
Lead architect through construction document preparation
Identify general contractor
Coordinate with Owners' vendors (Best, D.A.D., etc.)
Review interior finish presentation
Coordinate with utility companies
Apply for building permit
Begin contractor bidding process
Oversee Value-engineering
Negotiate G.M.P.
Coordinate groundbreaking ceremony
Close on the land
Receive building permits
